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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 filed with the SEC on March 17, 2005 (the "Registration Statement") of Markland Technologies, Inc. and subsidiaries (the "Company"), of our report dated October 13, 2004, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".



/s/ Wolf & Company, P.C.
-----------------------------
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
MARCH 15, 2005